Exhibit 99.2
SoFi Technologies, Inc. Announces Pricing of Public Offering of Common Stock
SAN FRANCISCO – (BUSINESS WIRE) – December 4, 2025 – SoFi Technologies, Inc. (NASDAQ: SOFI) (“SoFi” or the “Company”) today announced that it has priced its previously announced underwritten public offering of 54,545,454 shares of its common stock at a price of $27.50 per share, for total gross proceeds of approximately $1.5 billion, before deducting underwriting discounts and commissions and offering expenses payable by the Company.
In addition, SoFi has granted the underwriters a 30-day option to purchase up to an additional 8,181,818 shares of its common stock at the public offering price, less underwriting discounts and commissions.
The offering is expected to close on December 8, 2025, subject to customary closing conditions. All of the shares of common stock in the offering will be sold by SoFi. SoFi intends to use the net proceeds from the offering for general corporate purposes, including but not limited to enhancing capital position, increasing optionality and enabling further efficiency of capital management, and funding incremental growth and business opportunities.
Goldman Sachs & Co. LLC, BofA Securities, Citigroup, Deutsche Bank Securities and Mizuho will act as the underwriters in the offering. An automatic shelf registration statement on Form S-3 (Registration No. 333-289046) (including a base prospectus) (the “registration statement”) became effective upon filing with the Securities and Exchange Commission (the “SEC”) on July 29, 2025. Before investing, prospective investors should read the base prospectus in that registration statement, the accompanying prospectus supplement (the “prospectus supplement”) and the documents incorporated by reference therein for more complete information about the Company and this offering. The offering is being made only by means of a prospectus supplement and an accompanying base prospectus. The prospectus supplement and the accompanying base prospectus relating to this offering will be filed with the SEC and will be available for free by visiting EDGAR on the SEC website at www.sec.gov. Copies of the prospectus supplement, when available, and the accompanying base prospectus relating to this offering may also be obtained by contacting: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, Telephone: (866) 471-2526 or via email: prospectus-ny@ny.email.gs.com; BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attn: Prospectus Department or via email: dg.prospectus_requests@bofa.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: (800) 831-9146; Deutsche Bank Securities, Attention: Prospectus Department, at 1 Columbus Circle, New York, NY 10019, Telephone: (800) 503-4611 or via email: Prospectus.Ops@db.com; or Mizuho, Attention: Equity Capital Markets, 1271 Avenue of the Americas, 3rd Floor, New York, NY 10020, Telephone: (212) 205-7600 or via email: US-ECM@mizuhogroup.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About SoFi
SoFi Technologies (NASDAQ: SOFI) is a one-stop shop for digital financial services on a mission to help people achieve financial independence to realize their ambitions. Over 12.6 million members trust SoFi to borrow, save, spend, invest, and protect their money – all in one app – and get access to financial planners, exclusive experiences, and a thriving community. Fintechs, financial institutions, and brands use SoFi’s technology platform Galileo to build and manage innovative financial solutions across nearly 160 million global accounts.
Forward-Looking Statements
This press release includes forward-looking statements. Forward-looking statements represent SoFi’s current expectations regarding future events, including the proposed offering of shares of common stock, and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements, and there can be no assurance that future developments affecting SoFi will be those that it has anticipated. Among those risks and uncertainties are market conditions and competition, including market interest rates, SoFi’s ability to satisfy evolving member and technology platform client preferences or to keep pace with market trends, and risks relating to SoFi’s business, including those described in periodic reports that SoFi files from time to time with the Securities and Exchange Commission. The forward-looking statements included in this press release speak only as of the date of this press release, and SoFi does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact
Investors
SoFi Investor Relations
IR@sofi.com

Media
SoFi Media Relations
PR@sofi.com
2